Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 16, 2023, with respect to the consolidated financial statements of MicroStrategy Incorporated, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia

May 30, 2023